                                                                    Exhibit 10.5

                              WORLDWIDE DATA, INC.
                            STOCK PURCHASE AGREEMENT

            PURCHASE AGREEMENT made as of this 6th day of April, 1999, between Worldwide Data, Inc. (the "Company"), a Delaware corporation, and Montaque Securities International, a corporation with its principal place of business in Nassau, the Bahamas (the "Purchaser").

            WHEREAS, the Company, through its wholly-owned subsidiary, Worldwide Online Corp, ("Worldwide Canada"), is engaged in the business of providing Internet-based services, including Internet-access services and the creation of intranets and web-sites for corporations (the "Offered Services") and the Company is presently developing an on-line trading service, an on-line auction service, a service which enables users to send faxes via the Internet and a service which allows users to make voice calls via the Internet (the "Developing Services," together with the Offered Services, the "Services");

            WHEREAS, in order to finance the marketing and further development of the Company's Services, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, on the Closing Date (as herein defined), 65,000 shares of the Company's common stock (the "Shares") on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

I. ISSUANCE AND SALE OF THE SHARES; REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

      a. Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue and sell and the Purchaser hereby agrees to purchase from the Company, the Shares at a purchase price of one dollar ($1.00) per Share and the Company agrees to issue and sell such Shares to the Purchaser for said price.

            Subject to the terms and conditions set forth herein, within five
(5) days after the Closing Date, the Company shall issue and deliver to Purchaser a certificate in definitive form, registered in the name of the Purchaser or such Purchaser's nominee, evidencing the Shares so issued and sold to such Purchaser hereunder. The Purchaser further agrees that payment for the Shares shall be made to the Company, in accordance with any instructions from the Company regarding such payment, in good funds on or before April 6, 1999, unless such date is extended by the Company (the "Closing Date").

      b. The Purchaser acknowledges that it (a) is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"); (b) either alone or together with its advisors, has sufficient knowledge and experience in business, investment and financial matters to evaluate the merits and risks of this investment; and (c) is able to bear the substantial economic risks of this investment and, at the present time, could afford a complete loss of such investment.

      c. The Purchaser represents that it has been furnished by the Company, during the course of this transaction, with all information regarding the Company and its principals which it had requested or desired to know; that all documents which could be reasonably provided have been made available for the Purchaser's inspection and review; and that the Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and/or other representatives of the Company concerning the terms and conditions of the sale of Shares, along with any additional information which it had requested.

      d. The Purchaser acknowledges that it is aware that this sale of Shares has not been reviewed by the Securities and Exchange Commission ("SEC") because of the Company's representations that it is intended to be a nonpublic sale pursuant to Section 4(2) of the Act and the provisions of Rule 504 of Regulation D thereunder, or otherwise exempt from registration under the Act.

      e. The Purchaser represents that it is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act.

      f. The Purchaser is not taking, and will not take or cause to be taken, any action that would cause the Purchaser to be deemed an underwriter, as defined in Section 2(11) of the Act, with respect to the Shares.

      g. The Purchaser understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein and in the Investor Questionnaire attached hereto as Schedule I in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

      h. The Purchaser has the full right, power and authority to enter into this agreement. The execution, delivery and performance of this agreement by the Purchaser has been duly and validly authorized and approved by all necessary corporate action, if any. This agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally and/or (b) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      i. The Purchaser maintains a domicile or business at the address shown on the signature page of this Agreement, at which address the Purchaser has subscribed for the Shares hereunder in compliance with the local laws thereof.

      j. The Purchaser recognizes that an investment in the Company involves a high degree of risk, acknowledges that it may lose its entire investment and has full cognizance of and understands the risk factors related to an investment in the Company, which include, but are not limited to:

            (i) Losses; Uncertainty of Profitability. Since its inception in 1995 through the date hereof, the Company, through Worldwide Canada, has incurred accumulated losses of $1.2 million. The Company continues to incur net losses on a monthly basis and there can be no assurance that the Company will achieve profitable operations or that Worldwide Canada will generate meaningful revenues in the future.

            (ii) Uncertainty of Business Plan. The Company's plan of operation and future prospects are largely dependant upon the Company's continuing ability to offer its Intranet-access services, to create intranets and web sites for corporations and to offer and develop and market its Internet fax and voice call services, WorldFAX and WorldVOICE, as well as its on-line trading and auction services, on a timely and cost effective basis. There can be no assurance of continued market acceptance of the Company's Offered Services or that unanticipated problems, expenses or technical difficulties will not occur which would result in discontinuation or material delays in the Offered Services. In addition, there can be no assurance that the Company's Developing Services will be successfully developed and implemented or that the Company will be able to continue to develop and market WorldFAX and WorldVOICE successfully. The likelihood of achievement of the Company's business plan must be considered in light of the fact that the Company operates in a rapidly evolving industry characterized by intense competition and an increasing and substantial number of new market entrants and new Internet products and services. See "Risk Factors - Increasing Competition; Minimal Barriers to Entry." No assurance can be given that the Company will achieve its business plan or generate sufficient revenues to sustain its operations or become profitable.

            (iii) Uncertainty of Future Capital Needs. The capital requirements required to fund the Company's losses, as well as to continue developing WorldFAX and WorldVOICE, and to develop the Developing Services and any other new services are significant. The Company may need to raise additional funds through public or private offerings or equity financings in order to fund its losses, continue to develop WorldFAX and WorldVOICE and develop the Developing Services and any other new services. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current stockholders will be reduced and such equity securities may possess rights senior to the holders of the Company's common stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or that the Company will be successful in raising such financing.

                  (iv) Increasing Competition; Minimal Barriers to Entry. The market for Internet-based services is extremely competitive and can be significantly influenced by the marketing and pricing decisions of the larger industry participants. The barriers to entry are minimal and the Company expects that competition will intensify in the near future. The Company believes that success will depend upon a number of factors, including market presence, capacity, reliability and security of its network infrastructure. Furthermore, the Company will have to compete with the pricing policies of competitors and suppliers, the timing and introduction of new products and general economic trends.

                  The Company's current and prospective competitors in the Internet industry include many large companies that have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than the Company. The Company's Services compete or expect to compete directly or indirectly with the following categories of companies: (i) other national and regional commercial Internet service providers ("IPSs"); (ii) established on-line service companies that currently offer Internet access, such as America Online, Inc., CompuServe Corp. and Prodigy Services Company; (iii) computer hardware and software and other technology companies, such as Microsoft Corporation ("Microsoft"); (iv) national long distance telecommunications carriers, such as AT&T (with AT&T WorldNet), MCI (MCI Internet), and Sprint (SprintNet); (v) regional telephone operating companies; (vi) cable television system operators, such as Comcast Corporation, Tele-Communications, Inc. ("TCI"), and Time Warner Inc.; (vii) nonprofit or educational ISPs; (viii) newly-licensed providers of spectrum-based wireless data services; (ix) national and regional web site and intranet developers; (x) national and regional on-line trading companies and (xi) on-line auction companies. In addition, TCI recently announced it had reached separate agreements with Sun Microsystems, Inc. and Microsoft to produce the software necessary to permit persons to access the Internet through television set-top boxes beginning in 1999.

                  The Company anticipates that it will encounter significant pricing pressure, which in turn could result in reductions in the average selling price of the Company's services. Large telecommunications corporations may be able to reduce the communications costs involved in providing Internet-based services. There can be no assurance that the Company will be able to offset the effects of any such price reductions.

            (v) Dependence on the Internet; New Industry; Uncertain Adoption of Internet as a Medium of Commerce and Communications. The Company's existing and proposed products and services are targeted at users of the Internet, which has experienced rapid growth. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The Internet services industry is characterized by a limited operating history and a high rate of business failures. Because the market is relatively new and current and future competitors are likely to introduce competing Internet-based services, it is difficult to predict the rate at which the market will grow or at which new or increased competition will result in market saturation. See "Risk Factors - Increasing Competition; Minimal Barriers to Entry." In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business market targeted by the Company. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet and a lack of tools to simplify Internet access and use.

            (vi) Possible Service Interruptions. The Company's operations require that its telecommunications networks operate on a continuous basis. It is possible that the Company's telecommunications networks may from time to time experience service interruptions or equipment failures. Service interruptions or equipment failures resulting in material delays would adversely effect the confidence of users of the Services as well as the Company's business operations and reputation.

            (vii) Capacity Constraints; System Failure and Security Risks. The Company's operations will depend upon the capacity, reliability and security of its network infrastructure. The Company currently has limited network capacity and will be required to continually expand its network infrastructure. Expansion of the Company's infrastructure will require significant financial, operational and management resources. There can be no assurance that the Company will be able to expand its infrastructure on a timely basis, at a commercially reasonable price, or at all. The Company's operations will also be dependent on the Company's ability to protect its computer equipment against damage from fire, power loss, telecommunications failures and similar events. The

      Company's network infrastructure will be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in services. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of users. Security and privacy concerns of users may limit the Company's ability to successfully market its Services.

            (viii) Limited Sales Force. The Company has a limited sales force and does not have established distribution channels for its Services. No assurance can be given as to the ability of the Company to establish or generate sufficient demand for its Services, and the inability of the Company to do so would have a material adverse effect on the Company's business, financial condition and operating results.

            (ix) Dependence on Suppliers. The Company relies on other companies to supply certain key components of its network infrastructure, including tele-communications and networking equipment. There can be no assurance that the Company will be able to obtain such services on the scale and within the time frame required at a reasonable cost, or at all. The inability to do so would have a material adverse effect on the Company's ability to furnish its Services, financial condition and results of operations.

            (x) Dependence Upon Key Personnel; Bronson Conrad. The Company depends upon the services of Bronson Conrad, its President and Chief Executive Officer. The loss of Mr. Conrad's services would be detrimental to the Company's prospects. The Company does not contemplate obtaining "key-man" life insurance with respect to Mr. Conrad and the Company does not have an employment agreement with Mr. Conrad.

            (xi) Limited Intellectual Property Protection. The Company relies on a combination of copyright and trademark laws, trade secrets and software security measures to protect its proprietary information. The Company currently has no registered copyrights, trademarks or patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, the Company's proprietary information without authorization.

            (xii) NASDAQ's OTC Bulletin Board Service; Risks Relating to Low Priced Stocks. The Company's Common Stock currently trades on NASDAQ's OTC Bulletin Board Service. Such market is characterized by limited and episodic trading and limited liquidity. Investors could find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's Common Stock. In addition, the Market Regulation Division of the National

      Association of Securities Dealers Inc. has commenced an inquiry with respect to trading of the Company's Common Stock. The Company has cooperated fully with such inquiry.

            (xiii) Control By Bronson Conrad. Following completion of the offering, Bronson Conrad will beneficially own approximately 10.5% of the voting stock of the Company. As a result, Mr. Conrad has the ability to influence or control the election of a majority of directors and other actions by stockholders with respect to the business and affairs of the Company.

            (xiv) Year 2000 Compliance. The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "Year 2000 Problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or fail. The Company is in the process of working with its software that the Company has licensed from third parties will operate properly in the year 2000 and beyond. In addition, the Company is working with its external suppliers and service providers to ensure that they and their systems will be able to support the Company's needs and, where necessary, interoperate with the Company's server and networking hardware and software infrastructure in preparation for the year 2000. Management does not anticipate that the Company will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. Any year 2000 compliance problems of either the Company, its customers or vendors could have a material adverse effect on the Company's business, results of operations and financial condition.

      k. The Purchaser represents that the foregoing representations, warranties and covenants are true and correct as of the date hereof. The foregoing representations, warranties and agreements shall survive the date hereof.

II.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants and, where applicable, covenants to the Purchaser as follows:

            (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it proposes to conduct.

            (b) The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

            (c) The Shares to be sold and delivered to the Purchaser hereunder will be duly authorized and validly issued and, upon payment. fully paid and non-assessable.

III.  MISCELLANEOUS

      a. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt required, addressed to the Company, at:

                         Worldwide Data, Inc.
                         36 Toronto Street, Suite 250
                         Toronto, Ontario, Canada M5C2C5
                         Attn: President

and to the Purchaser at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

      b. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged.

      c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

      d. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      e. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

      f. This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a biding obligation of the Purchaser with respect to the purchase of Shares as herein provided.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                     MONTAQUE SECURITIES
                                     INTERNATIONAL LTD.


                                     /s/ [Illegible]
                                     --------------------------


                                     Address of Purchaser
                                     Saffrey Square, Bay Street
                                     at Bank Lane, N-8303,
                                     Nassau, N.P., the Bahamas


                                     /s/ [Illegible]
                                     --------------------------

                                     Signature of Purchaser


                                     /s/ Owen S.M. Bethel
                                     --------------------------
                                     OWEN S.M. BETHEL
                                     (for) MONTAQUE SECURITIES INTERNATIONAL
Accepted by:

WORLDWIDE DATA, INC.


By: /s/ Bronson B. Conrad
    ----------------------------
 Bronson Conrad, President